UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 15, 2010 (September 9, 2010)
Universal Biosensors, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Corporate Avenue, Rowville, 3178, Victoria Australia		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)
+61 3 9213 9000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On September 9, 2010, Mr. Mark Morrisson retired as a member of the Board of Directors and as the Chief Executive Officer of Universal Biosensors, Inc. (the “Company”) and as a member of the Board of Directors of the Company’s wholly owned operating subsidiary, Universal Biosensors Pty Ltd (“UBP”). A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Mr. Morrisson will continue to be employed by UBP for a transitional period in order to assist the Company in its corporate development efforts. The terms of Mr. Morrisson’s existing employment agreement dated July 1, 2005 (a copy of which is filed as Exhibit 10.12 to our General Form for Registration of Securities on Form 10 filed with the Securities and Exchange Commission on April 30, 2007) will continue to apply to the employment of Mr. Morrisson by UBP in a corporate development position until March 31, 2011. Mr. Morrisson will continue to be paid his normal salary (A$26,910 per month less applicable taxes) and statutory superannuation until March 31, 2011. After September 30, 2010, either Mr. Morrisson or UBP may terminate Mr. Morrisson’s employment by providing two weeks notice, but Mr. Morrisson will continue to receive his normal remuneration through March 31, 2011. Additionally, UBP will pay Mr. Morrisson’s accrued leave entitlements, the reasonable costs of an economy airline ticket to the United States and up to A$750 in connection with tax advice. Mr. Morrisson has executed a customary general release of claims in favor of the Company.
(c) On the same day, the Board of Directors of the Company appointed Mr. Andrew Denver, age 62, as interim Chief Executive Officer of the Company until a suitable replacement can be found. Mr. Denver has served as a director of the Company since December 2002, and as Chairman since September 2005. Mr. Denver serves on the Remuneration and Nomination Committee. Between 2002 and 2005, Mr. Denver was President of Pall Asia, a subsidiary of Pall Corporation, after the acquisition by Pall Corporation of US Filter’s Filtration and Separations business, where he was also President. Pall Corporation is a technology based filtration, separation and purification multinational company. Mr. Denver is a director and founder of PFM Cornerstone Ltd and The Principals Funds Management Pty Ltd, companies which help Australian technology businesses, which are predominately in the life sciences industry, commercialize their technologies. Mr. Denver is a director of SpeeDx Pty Ltd, CathRx Ltd and Cochlear Ltd, all of which are life sciences companies, and until October 2008 was also a director of Anzon Australia Ltd. Mr. Denver graduated from the University of Manchester with a Bachelor of Science Degree (Honors) in Chemistry and achieved a distinction in his M.B.A. at the Harvard Business School and is a Fellow of the Australian Institute of Company Directors.
UBP is in preliminary negotiations with a company of which Mr. Denver is a director with respect to a license agreement and a research and collaboration agreement. The material terms, including all of the financial terms, have not yet been agreed upon by the parties. Mr. Denver has been granted options to purchase shares of that company’s stock. Mr. Denver is also a director of, and has a pecuniary interest in, PFM Cornerstone Limited which owns approximately 32.6% of the shares of the Company.
UBP intends to enter into a remuneration agreement and an executive services agreement with Mr. Denver on customary terms.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
99.1	Press Release dated September 9, 2010 (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.
Date: September 15, 2010	By:	/s/ Salesh Balak
		Name:	Salesh Balak
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated September 9, 2010 (filed herewith).